Exhibit 4.16

Execution Version

THIRTEENTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED
REVOLVING CREDIT AGREEMENT

DATED AS OF DECEMBER 7, 2021

AMONG

DIVERSIFIED GAS & OIL CORPORATION,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

THIRTEENTH AMENDMENT TO AMENDED, RESTATED AND
CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Thirteenth Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Thirteenth Amendment”) dated as of December 7, 2021, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, that certain Eleventh Amendment dated as of May 11, 2021, and that certain Twelfth Amendment dated as of August 17, 2021 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.            The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein in connection with, among other things, the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 6, 2021 (the “Tapstone Merger Agreement”), by and among Diversified Production, LLC, a Pennsylvania limited liability company, DP Cowboy Holdings LLC, a Delaware limited liability company, Tapstone Energy Holdings, LLC, a Delaware limited liability company (“Tapstone”), and KL Agent LLC, a Delaware limited liability company, solely in its capacity as representative of the shareholders of Tapstone, pursuant to which the Borrower is indirectly acquiring certain oil and gas assets in Texas and Oklahoma by acquiring equity interests in Tapstone (such transaction, the “Tapstone Acquisition”).

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Thirteenth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Definitions. Unless otherwise defined in this Thirteenth Amendment, each capitalized term used in this Thirteenth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Thirteenth Amendment refer to sections of the Credit Agreement.

Section 2.      Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 6 of this Thirteenth Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1            Amendment to Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, that certain Eleventh Amendment dated as of May 11, 2021, that certain Twelfth Amendment dated as of August 17, 2021, that certain Thirteenth Amendment dated as of December 7, 2021, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect in its Borrowing Request or Interest Election Request, as applicable, given with respect thereto; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may have a term which would extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

Section 3.      Waivers.

3.1            Distribution. The Borrower has informed the Administrative Agent that it will not be able to comply with the Liquidity requirement of Section 9.04(a)(iv) for its December 2021 dividend distribution and has requested that the Administrative Agent and the Majority Lenders waive the requirement of Section 9.04(a)(iv) with respect to such December 2021 dividend distribution announced on August 5, 2021 (the “December 2021 Dividend Waiver”).

3.2            Investment in Tapstone. Section 9.05 does not permit an Investment in Equity Interests of another Person. Pursuant to the terms of the Tapstone Acquisition, the Borrower will be acquiring the Equity Interests in Tapstone and its subsidiaries. The Borrower has requested that the Administrative Agent and the Majority Lenders waive the provisions of Section 9.05 for the purposes of the Tapstone Acquisition (the “Investment Waiver”).

3.3            Merger. Section 9.10 does not permit a merger among Loan Parties where a Loan Party is not the surviving entity. Pursuant to the Tapstone Merger Agreement, Tapstone will be merged with a Guarantor and will be the surviving entity in connection with the Tapstone Acquisition. The Borrower has requested that the Administrative Agent and the Majority Lenders waive the provisions of Section 9.10 for the purposes of the Tapstone Acquisition (the “Merger Waiver”).

3.4            Waiver Approval. The Administrative Agent and the Lenders signatory hereto hereby consent to the December 2021 Dividend Waiver, the Investment Waiver and the Merger Waiver.

Section 4.      Borrowing Base. From and after the Thirteenth Amendment Effective Date until the next Scheduled Redetermination, the Borrowing Base shall be $825.0 million. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement. Such Borrowing Base constitutes the Scheduled Redetermination for November 1, 2021.

Section 5.      Assignments and Reallocations. For an agreed consideration, the existing Lenders (the “Existing Lenders”) have agreed among themselves to reassign among themselves portions of their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and to allow Morgan Stanley Bank, N.A. (the “Exiting Lender”) to assign all of its Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures such that after such reassignments and assignment the Applicable Percentages and Maximum Credit Amounts of each Lender on the Thirteenth Amendment Effective Date shall be as set forth in Annex I attached hereto. Each of the Administrative Agent and the Borrower hereby consents to (a) such reassignments by the Existing Lenders of their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and (b) the Exiting Lender’s assignment of its interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. The reassignments by the Existing Lenders and the assignment by the Exiting Lender necessary to effect the reallocation of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures are hereby consummated pursuant to the terms and provisions of this Thirteenth Amendment and Section 12.04(b), and the Borrower, the Administrative Agent, the Existing Lenders, and the Exiting Lender, hereby consummate such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption with the Effective Date (as defined therein) being the Thirteenth Amendment Effective Date; provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignment and assumption. Annex I attached to the Credit Agreement is hereby deleted in its entirety and replaced by Annex I attached hereto.

Section 6.      Effectiveness. This Thirteenth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 6 is satisfied (the “Thirteenth Amendment Effective Date”):

6.1            The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Thirteenth Amendment from the Borrower, each Guarantor, and each Lender.

6.2            Concurrently with the consummation of the transactions contemplated by the Tapstone Merger Agreement, the Administrative Agent shall have received a certificate of a Responsible Officer of each of Tapstone, Tapstone Energy Holdings II, LLC, a Delaware limited liability company, Tapstone Energy Holdings III, LLC, a Delaware limited liability company, Tapstone Energy, LLC, a Delaware limited liability company, and Tapstone Midstream, LLC, a Delaware limited liability company (collectively, the “New Guarantors”, and each a “New Guarantor”), setting forth, as of immediately after the effectiveness of the consummation of the transactions contemplated by the Tapstone Merger Agreement, (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers and (iv) the applicable Organizational Documents of such Loan Party, certified by a Responsible Officer as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

6.3            The Administrative Agent shall have received executed Assumption Agreements in substantially the form of Annex I to the Guarantee and Collateral Agreement from each New Guarantor.

6.4            The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying (i) that the Borrower is concurrently consummating the Tapstone Acquisition (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring the Equity Interests of Tapstone contemplated by the Tapstone Merger Agreement and (ii) that attached thereto is a true and complete list of the oil and gas assets which have been excluded from the Tapstone Acquisition pursuant to the terms of the Tapstone Merger Agreement, specifying with respect thereto the basis of the exclusion; and (b) a true and complete executed copy of the Tapstone Merger Agreement.

6.5            The Administrative Agent shall have received (a) executed Mortgages such that, upon recording such Mortgages, in each case, in the appropriate filing offices, the Administrative Agent shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties and (b) legal opinions in form reasonably satisfactory to the Administrative Agent covering the Mortgages in (a) filed in Oklahoma.

6.6            The Borrower shall have provided to the Administrative Agent copies of any material environmental due diligence documents in its possession with respect to the Tapstone Acquisition including Phase I Reports, if any.

6.7            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties.

6.8            The Administrative Agent shall have received appropriate UCC searches on any entities acquired or whose properties are acquired pursuant to the Tapstone Acquisition reflecting no Liens encumbering the Properties of such Parties other than those being released on or prior to the Thirteenth Amendment Effective Date and those permitted by Section 9.03.

6.9            The Administrative Agent shall have received evidence of releases and terminations of Liens in form and substance reasonably satisfactory to the Administrative Agent covering the entities and Properties acquired pursuant to the Tapstone Acquisition.

6.10            At the time of and immediately after giving effect to this Thirteenth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.11            There shall be no pending or threatened litigation against the Borrower or any Guarantor (including, for the avoidance of doubt, any entity acquired pursuant to the Tapstone Acquisition) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Thirteenth Amendment Effective Date.

6.12            The Borrower shall have paid all amounts (a) due and payable on or prior to the Thirteenth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Thirteenth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and (b) payable pursuant to that certain Fee Letter of even date herewith.

Section 7.      Governing Law. THIS THIRTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.      Miscellaneous. (a) On and after the Thirteenth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Thirteenth Amendment; (b) the execution, delivery and effectiveness of this Thirteenth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Thirteenth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Thirteenth Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Thirteenth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Thirteenth Amendment.

Section 9.      Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Thirteenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Thirteenth Amendment Effective Date, after giving effect to the terms of this Thirteenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10.      Limitation of Waivers. Except as expressly provided herein, the waivers contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist or which may occur in the future under the Credit Agreement or any other Loan Document (collectively, “Violations”). Similarly, except as expressly provided herein, nothing contained in this Thirteenth Amendment shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this Thirteenth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

Section 11.      Loan Document. This Thirteenth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 12.      No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS THIRTEENTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Benjamin Sullivan
	Name:	Benjamin Sullivan
	Title:	Executive Vice President and General Counsel

GUARANTORS:

DIVERSIFIED PRODUCTION LLC

DIVERSIFIED ENERGY MARKETING, LLC

DIVERSIFIED MIDSTREAM LLC

DP BLUEBONNET LLC

BLUESTONE NATURAL RESOURCES II, LLC

CRANBERRY PIPELINE CORPORATION

COALFIELD PIPELINE COMPANY

TAPSTONE ENERGY HOLDINGS, LLC TAPSTONE ENERGY HOLDINGS II, LLC

TAPSTONE ENERGY HOLDINGS III, LLC

TAPSTONE ENERGY, LLC

TAPSTONE MIDSTREAM, LLC

By:	/s/ Benjamin Sullivan
Name:	Benjamin Sullivan
Title:	Executive Vice President and General Counsel

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

TRUIST BANK, as Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

TRUIST SECURITIES, INC., as Joint Lead Arranger

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, and a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

DNB MARKETS, INC., as a Joint Lead Arranger

By:
Name:
Title:

By:
Name:
Title:

DNB CAPITAL LLC as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

DNB MARKETS, INC., as a Joint Lead Arranger

By:	/s/ Daniel Hochstadt
Name:	Daniel Hochstadt
Title:	Managing Director

By:	/s/ Emilio Fabbrizzi
Name:	Emilio Fabbrizzi
Title:	Managing Director

DNB CAPITAL LLC as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

MIZUHO BANK, LTD., as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Matthew Turner
Name:	Matthew Turner
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Daniel Kogan
Name:	Daniel Kogan
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Pittman
Name:	Katya Pittman
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

BANK OF AMERICA, as a Lender

By:	/s/ Pace Doherty
Name:	Pace Doherty
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jeffrey Cobb
Name:	Jeffrey Cobb
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jeffrey Cobb
Name:	Jeffrey Cobb
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

SYNOVUS BANK, as a Lender

By:	/s/ Custis Proctor
Name:	Custis Proctor
Title:	Corporate Banker

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mahesh Mohan
Name:	Mahesh Mohan
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

MORGAN STANLEY BANK, N.A., solely for the purpose of Section 5 of this Thirteenth Amendment as an Exiting Lender, as a Lender

By:	/s/ David Lazarus
Name:	David Lazarus
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Thirteenth Amendment

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]

Annex I